Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Stockholders of Homeowners of America Holding Corporation Irving, Texas

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Homeowners of America Holding Corporation and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the December 31, 2020 and 2019 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Homeowners of America Holding Corporation and Subsidiaries as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Accounting principles generally accepted in the United States of America require that the loss and allocated loss adjustment expenses development data included as part of Note 5 be presented to supplement the basic consolidated financial statements. Such information, although not a part of the basic consolidated financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic consolidated financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management's responses to our inquiries, the basic consolidated financial statements, and other knowledge we obtained during our audits of the basic consolidated financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Addison, Texas

June 11, 2021

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
Assets
Investments (Notes 1 and 3):
Fixed maturities available-for-sale, at fair value (amortized cost $38,949,513 as of December 31, 2020 and $19,950,113 as of December 31, 2019)	$40,039,273	$20,343,140
Restricted fixed maturities available-for-sale, at fair value (amortized cost $1,080,415 as of December 31, 2020 and $1,078,576 as of December 31, 2019)	1,098,295	1,078,232
Short-term investments, at fair value	7,201,744	7,943,222
Long-term investments	13,052,643	13,347,826
Restricted certificates of deposit	2,335,703	2,335,703
Total fixed maturity, short-term and long-term investments	63,727,658	45,048,123

Cash and cash equivalents	23,855,019	15,794,011
Restricted cash equivalents	313,817	312,568
Accrued investment income	262,633	237,279
Due and deferred premiums	8,225,387	7,777,145
Reinsurance balance due	154,351,811	123,548,385
Property, equipment and software, net	2,400,937	2,484,912
Deferred policy acquisition costs	2,991,959	2,126,293
Prepaid expenses and other	2,502,689	1,558,067
Deferred tax assets, net	1,741,549	1,493,093
Total assets	$260,373,459	$200,379,876

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Balance Sheets (Continued)

As of December 31, 2020 and 2019

	2020	2019
Liabilities and Stockholders’ Equity
Losses and loss adjustment expense reserves	$34,114,346	$27,166,371
Advance premiums	3,015,832	2,268,388
Ceded reinsurance premiums payable	14,456,104	11,785,145
Unearned premiums	129,980,412	102,985,165
Unearned ceding commissions	10,843,495	8,812,940
Commissions payable, reinsurers and agents	7,290,073	4,942,149
General and other accrued expenses payable	4,449,469	8,273,128
Line of credit	3,940,776	2,750,000
Funds held under reinsurance treaty	14,504,546	99,640
Federal income tax payable	124,879	162,234
Taxes, licenses and other fees payable	2,439,202	1,706,754
Total liabilities	225,159,134	170,951,914

Stockholders’ equity:
Common stock, $.0001 par value per share; 40,000,000 shares authorized, 18,483,684 shares issued and 10,717,518 outstanding as of December 31, 2020 and 18,483,684 shares issued and 10,702,518 outstanding as of December 31, 2019	1,071	1,070
Treasury stock, $.0001par value per share; 7,766,166 common shares as of December 31,2020 and 7,781,166 common shares as of December 31, 2019	(777)	(778)
Additional paid-in capital	1,954,786	1,881,864
Accumulated other comprehensive income	888,534	405,238
Retained earnings	32,370,711	27,140,568
Total stockholders’ equity	35,214,325	29,427,962
Total liabilities and stockholders’ equity	$260,373,459	$200,379,876

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Income

For the Years Ended December 31, 2020 and 2019

	2020	2019
Revenues:
Premiums earned	$212,557,602	$172,732,104
Premiums ceded	(200,794,930)	(162,706,299)

Net premiums earned	11,762,672	10,025,805
Policy fees	16,244,916	12,911,173
Ceding commissions and reinsurance profit share	6,664,500	6,511,378
Loss adjustment and other fee income	7,364,003	5,470,393
Investment income, net of investment expenses	1,086,798	1,203,502
Net realized (loss) gain on investments	(28,935)	37,990
Total revenues	43,093,954	36,160,241

Expenses:
Losses and loss adjustment expenses	12,563,955	8,744,089
Policy acquisition and other underwriting expenses	6,186,532	4,498,444
General and administrative expenses	17,556,307	12,653,328
Total expenses	36,306,794	25,895,861
Net income before income tax expense	6,787,160	10,264,380

Income tax expense (benefit) (Note 7):
Current	2,041,665	2,034,762
Deferred	(484,649)	238,573
Total income tax expense	1,557,016	2,273,335
Net income	$5,230,144	$7,991,045

Basic earnings per common share	$0.49	$0.75
Diluted earnings per common share	$0.42	$0.65
Cash dividend declared per common share	$-	$-

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2020 and 2019

	2020	2019
Net income	$5,230,144	$7,991,045
Other comprehensive income:
Current period change in net unrealized gain (loss), net of tax (expense) benefit of ($137,660) and ($125,456)	517,862	471,954
Amount reclassified from accumulated comprehensive income, net of tax (benefit) expense of ($9,188) and $4,398	(34,566)	16,543
Total other comprehensive income, net of income tax	483,296	488,497
Comprehensive income	$5,713,440	$8,479,542

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2020 and 2019

		Common		Treasury	Additional	Accumulated other		Total
	Common	Stock	Treasury	Stock	Paid-in	Comprehensive	Retained	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Income, net of tax	Earnings	Equity
Balance at December 31, 2018	10,525,988	$1,052	7,791,166	$(779)	$1,610,223	$(83,259)	$19,149,523	$20,676,760

Net income	-	-	-	-	-	-	7,991,045	7,991,045
Total other comprehensive income, net of income tax	-	-	-	-	-	488,497	-	488,497
Stock options exercised	90,000	9	-	1	69,990	-	-	70,000
Common stock issued	88,530	9	(12,000)	-	176,859	-	-	176,868
Repurchase of common stock	(2,000)	-	2,000	-	(4,260)	-	-	(4,260)
Stock based compensation	-	-	-	-	29,052	-	-	29,052

Balance at December 31, 2019	10,702,518	$1,070	7,781,166	$(778)	$1,881,864	$405,238	$27,140,568	$29,427,962

Net income	-	-	-	-	-	-	5,230,143	5,230,143
Total other comprehensive loss, net of income tax	-	-	-	-	-	483,296	-	483,296
Stock options exercised	-	-	-	-	-	-	-	-
Common stock issued	16,000	1	(16,000)	1	46,959	-	-	46,961
Repurchase of common stock	(1,000)	-	1,000	-	(2,868)	-	-	(2,868)
Stock based compensation	-	-	-	-	28,831	-	-	28,831

Balance at December 31, 2020	10,717,518	$1,071	7,766,166	$(777)	$1,954,786	$888,534	$32,370,711	$35,214,325

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net income	$5,230,144	$7,991,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	642,696	244,824
Accounting charge related to stock-based compensation expense	28,831	29,052
Common stock compensation for management services	-	150,000
Employee compensation stock issuance expense	46,960	26,868
Amortization of premium/accretion of discount, net	126,972	(24,206)
Net realized (gains) losses on investments	28,961	(37,990)
Deferred tax assets	(484,649)	238,573
(Increase) decrease in:
Accrued investment income	(25,354)	(59,454)
Due and deferred premium	(448,242)	(1,109,603)
Reinsurance balance due	(30,803,426)	(22,284,380)
Deferred policy acquisition costs	(865,666)	(282,034)
Prepaid expenses and other	(944,622)	7,263
Increase (decrease) in:
Losses and loss adjustment expense reserves	6,947,975	6,207,010
Advance premiums	747,444	(391,143)
Ceded reinsurance premiums payable	2,670,959	2,957,873
Unearned premiums	26,995,247	18,242,934
Unearned ceding commissions	2,030,555	964,977
Commissions payable, reinsurance and agents	2,347,924	(983,278)
General and other accrued expenses payable	(3,823,659)	726,783
Funds held under reinsurance treaty	14,404,906	(65,731)
Federal income tax payable	(37,355)	107,697
Taxes, licenses and other fees payable	732,448	574,141
Cash provided by operating activities	25,549,049	13,231,221

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019 (Continued)

	2020	2019
Cash used by investing activities:
Purchase of long term certificates of deposit	(9,236,479)	(12,666,707)
Purchase of short-term investments	(2,306,873)	(5,230,750)
Maturities, sales of long-term investments	4,362,466	1,230,245
Maturities, sales of short-term investments	7,944,000	14,211,000
Purchases of fixed-maturity securities, available for sale	(25,760,409)	(11,869,111)
Calls, sales, maturity of fixed maturity securities, available for sale	6,881,316	2,309,283
Additions to furniture, equipment and software	(558,721)	(1,957,979)
Cash used by investing activities	(18,674,700)	(13,974,019)

Cash provided (used) by financing activities:
Proceeds from stock options exercised	-	70,000
Payments for treasury stock repurchased	(2,868)	(4,260)
Net borrowings under line-of-credit agreement	1,190,776	2,750,000
Cash provided by financing activities	1,187,908	2,815,740

Net increase (decrease) in cash	8,062,257	2,072,942
Cash, cash equivalents, and restricted cash equivalents at beginning of year	16,106,579	14,033,637
Cash, cash equivalents, and restricted cash equivalents at end of year	$24,168,836	$16,106,579

Supplemental disclosure of cash flow information:
Cash paid during the year for income tax	$1,930,000	$1,750,000
Cash paid during the year for interest	$62,814	$9,479

See accompanying notes to consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies

Homeowners of America Holding Corporation (“HAHC”) is an insurance holding company established to hold insurance entities for the purpose of marketing personal lines insurance products on a national basis. HAHC owns 100% of Homeowners of America Insurance Company (“HAIC”). HAIC is domiciled in Texas, licensed in multiple states and is authorized to write various forms of homeowners and auto insurance. Coverage is concentrated in Texas. HAHC also owns 100% of Homeowners of America MGA, Inc. (“HAMGA”), a Texas Corporation, formed to provide marketing and claims administration services. HAHC, along with its subsidiaries HAIC and HAMGA, are collectively referred to as (“the Company”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Homeowners of America Holding Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid short-term investments, with original maturities of three months or less. The amount is carried at cost, which approximates fair value. At December 31, 2020 and 2019, cash and cash equivalents consist of cash on deposit with financial institutions, as well as money market mutual funds.

General and other accrued expenses payable as of December 31, 2020 and December 31, 2019, include $0.6 million and $6.3 million, respectively, of both claim and general operating expense checks issued in excess of cash book balances, not yet presented for payment.

Investments

The Company’s investments are comprised of short-term, restricted, long-term investments and fixed-maturity securities classified as available-for-sale as of December 31, 2020 and 2019. Restricted investments and long-term investments are described below. Short-term investments include certificates of deposit and U.S. Treasury notes. Short-term certificates of deposit have original maturities greater than three months and maturities of one year or less. Due to the short-term nature of the certificate of deposits, significant changes in prevailing interest rates and economic conditions should not adversely affect the timing and amount of cash flows on such investments or their related values. Accordingly, short-term certificates of deposit are carried at fair value. Short-term U.S. Treasury notes have remaining maturities of less than one year from acquisition date and are carried at fair value. Fixed-maturity securities are classified as available-for-sale when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Fixed-maturity securities classified as available-for-sale are carried at fair value. The unrealized holding gains and losses, net of applicable deferred income taxes, are shown as a separate component of stockholders’ equity as a part of Accumulated Other Comprehensive Income (loss) (“AOCI”) and, as such, are not included in the determination of net income (loss).

The Company has restricted cash and investments pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors. Restricted assets are shown separately in the accompanying consolidated balance sheets as “Restricted cash equivalents” which include money market accounts and “Restricted certificates of deposits.” “Restricted fixed-maturity securities, classified as available-for-sale” are shown separately in the accompanying consolidated balance sheets, include U.S. Treasury Notes, and are recorded at fair value. With the approval of the Departments of Insurance, the Company may exchange the investments with other funds or investments.

The following table provides the Company’s restricted cash, cash equivalents and certificates of deposit as of December 31:

Restricted cash equivalents and investments:	2020	2019
Certificates of deposit	$2,335,703	$2,335,703
Money market	313,817	312,568
U.S. treasury notes	1,098,295	1,078,232
	$3,747,815	$3,726,503

As of December 31, 2020, and December 31, 2019, the Company’s investments also include certificates of deposit that mature more than one year after the balance sheet date and are reflected on the consolidated balance sheets as long-term investments. These investments are carried at fair value. Cost approximates fair value based on the rates currently offered for deposits of similar remaining maturities.

The Company’s fixed-maturity securities classified as available-for-sale are “marked to market” as of the end of each calendar quarter. As of that date, unrealized gains and losses are recorded to AOCI, except where such securities are deemed to be other-than-temporarily impaired. Where applicable, the Company assesses investments of an issuer currently carrying a net unrealized loss.

If in management’s judgment, the decline in value is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in determining whether an impairment exists include financial condition, business prospects and creditworthiness of the issuer, the length of time and magnitude that the asset value has been less than cost, and the ability and intent to hold such investments until the fair value recovers.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Mortgage-Backed Securities

Mortgage-backed securities are stated at fair market value. Significant changes in estimated cash flow are accounted for using the prospective method. Principal prepayments affect the cash flow pattern and yield of mortgage-backed securities. The amortization of discounts and premiums takes into consideration actual and future estimated principal prepayments. The Company utilizes estimated prepayment speed information obtained from published sources. The effects on the yield of a security from changes in principal prepayments are recognized prospectively. The degree to which a security is susceptible to yield adjustments is influenced by the difference between its carrying value and par, the relative sensitivity of the underlying mortgages backing the assets to prepayment in a changing interest rate environment, and the repayment priority for structured securities such as collateralized mortgage obligations.

Comprehensive Income

FASB ASC Topic 220 - Comprehensive Income, requires that recognized revenues, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, these items, along with net income (loss), are components of comprehensive income. The Company characterizes its fixed income portfolio as available-for-sale securities when it is not management’s intent to make profits by buying and selling the securities within a short period of time or when it is not management’s intent to hold the securities to maturity, with appropriate adjustments to other comprehensive income. For the years ended December 31, 2020 and 2019, the Company recorded $517,862 and $471,954 of unrealized gains on available-for-sale securities in other comprehensive income, respectively.

Recognition of Premium Revenues

Premiums are recognized as revenue on a daily pro rata basis over the policy term. The portion of premiums related to the unexpired term of policies in force as of the end of the measurement period and to be earned over the remaining term of those polices, is deferred and reported as unearned premiums.

Ceding Commissions and Reinsurance Profit Share

Ceding commissions represent acquisition costs associated with insurance risk ceded to reinsurers and is earned on a pro-rata basis over the life of the associated policy. Reinsurance profit share is additional ceding commissions payable to the Company based upon attaining specified loss ratios within individual treaty years. Reinsurance profit share income is recognized when earned, which includes adjustments to earned reinsurance profit share based on changes in incurred losses.

Policy Fees

Policy fee income is collected by HAMGA, and includes application fees, which are intended to offset the costs incurred in establishing the insurance. Policy fees on policies where premium is traditionally paid in full upon inception of the policy are recognized when written.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Loss Adjustment and Other Fee Income

Loss adjustment and other fee income is recognized as income when collected. Loss adjustment fee income for the year ended December 31, 2020 and 2019, was in excess of 5% of total revenue on the consolidated statement of operations.

Property, Equipment and Software

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts and the resulting gain or loss is included in the consolidated statements of operations (See Note 10). Maintenance and repairs are expensed as incurred.

Software installation and development is stated at cost, net of accumulated amortization. Amortization is calculated on a straight-line basis method over three to five years.

Impairment of Long-Lived Assets

Long-lived assets, such as property, equipment and software, are reviewed for impairment whenever business events or circumstances could lead to or indicate that the value of the asset may not be recoverable. The assessment of possible impairment is based on whether the carrying amount of the assets exceeds its fair value. The Company uses estimates of undiscounted future cash flows in determining the recoverability of long-lived assets. As of December 31, 2020 and 2019, no impairment has been recorded.

Deferred Policy and Acquisition Costs

Deferred policy acquisitions costs (“DAC”) as of December 31, 2020 and 2019, consist of commissions, premium taxes and policy underwriting and production expenses which are incurred through and vary directly with, the level of production of new and renewal insurance business and are amortized over the terms of the policies to which they relate. The method used in calculating DAC limits the amount of the deferred cost to their estimated realizable value, which gives effect to allocating their expense along with other period costs associated with the insurance business, in relation to the amount of gross premium earned on policies to which they relate and investment income. DAC is reviewed to determine if it is recoverable from future income, including investment income. The amount of DAC considered recoverable could be reduced in the near term if management’s estimates of future premium and investment income is reduced which could impair the Company’s ability to recover these costs. Due to the short-term nature of the policies in force, recoverability has not been an issue.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Reclassifications

In the December 31, 2020 financial statements, certain unearned ceding commissions previously presented as liabilities have been reflected as a reduction of the asset for deferred acquisition costs, to the extent they represent recoveries of deferred acquisition costs. These amounts have been reclassified in the 2019 financial statements to conform to the current presentation. There could be other 2019 amounts previously recorded that have been reclassified to conform with the 2020 presentation. These reclassifications have no impact on previously reported shareholders equity or net income.

Reserve for Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is an estimate of the amounts required to cover known incurred losses and LAE, developed through the review and assessment of loss reports, along with the development of known claims.

In addition, loss and loss adjustment expense reserves include management’s estimate of an amount for losses incurred but not reported (“IBNR”), determined from reviewing overall loss reporting patterns as well as the loss development cycles of individual claim cases. Such liabilities are necessarily based on estimates and while management believes that the amount is adequate, the ultimate liability may be more or less than the amounts provided. The approach and methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in current earnings.

Due and Deferred Premiums

Due and deferred premiums consist of uncollateralized premiums and agents’ balances in the course of collection as well as premiums booked but not yet due.

Reinsurance

In the normal course of business, the Company seeks to reduce the overall exposure to losses that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. The Company uses only quality, financially rated reinsurers and continually monitors the financial ratings of these companies through its brokers. The amount and type of reinsurance purchased each year is based on management’s analysis of liquidity and its estimate of its probable maximum loss and the conditions within the reinsurance market. The Company continually monitors its risk exposure through the use of the AIR modeling system and other modeling tools provided by its reinsurance brokers. Reinsurance premiums, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums paid for reinsurance are reported as reductions of earned premium income.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Guaranty Fund, Texas FAIR Plan, TWIA Assessments

All property and casualty insurers doing business in the State of Texas are required, when assessed, to make payments to the Texas Guaranty Fund. The assessment is allowed as a credit for premium tax offset over five to ten years using straight-line amortization. The following Guaranty Funds may also levy similar assessments: 1) Arizona Property and Casualty Insurance Guaranty Fund, 2) Georgia Insurers Insolvency Pool, 3) South Carolina Property and Casualty Insurance Guaranty Association, and 4) Virginia Property and Casualty Insurance Guaranty Association. There were no assessments paid for the years ended December 31, 2020 and 2019.

On March 27, 2018, HAIC was notified by the Texas Fair Plan Association (“TFPA”) of assessment for the years 2016 and 2017. This assessment was required in order to eliminate the large deficits in TFPA due primarily from Hurricane related claims. The total assessment to HAIC was $710,590 which will be recouped over three years from policy surcharge fees based on Bulletin No. B-0002-18A issued by the Texas Department of Insurance. The remaining asset not recouped as of December 31, 2020 and 2019, was $-0- and $287,512, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carryforwards, and liabilities are measured using enacted tax rates over the period they are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Uncertain Tax Positions

The Company recognizes uncertain tax positions in the consolidated financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns, and that its accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. At December 31, 2020, the Company’s tax years from 2017 through 2020 remain subject to examination.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s primary areas of estimate are for liabilities for unpaid losses and loss adjustment expenses, deferred policy acquisition costs, deferred tax asset valuation, and reinsurance. Actual results could differ significantly from those estimates.

Fair Value of Cash, Cash Equivalents, Short-term Investments and Long-term Investments

The Company’s long-term investments are carried at their fair value as of December 31, 2020 and 2019. The carrying value for the Company’s cash and cash equivalents and short-term investments approximate fair values as of December 31, 2020 and 2019, due to their short-term nature. Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Fair Value of Fixed-Maturity Securities held as Available-for-Sale

The Company’s fixed-maturity securities held as available-for-sale are carried at fair value as of December 31, 2020 and 2019. Fair value for securities are based on the framework for measuring fair value established by FASB ASC Topic 820, Fair Value Measurement.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of FASB ASC Topic 718 – Compensation – Stock Compensation, which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. In accordance with FASB ASC Topic 718, the Company recognizes stock-based compensation, if any, in the consolidated statements of operations on a straight-line basis over the vesting period of the stock award. For those stock awards vesting 100% at the issue date, the Company recognizes stock-based compensation immediately.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Earnings Per Share

Basic earnings per share of common stock is computed by dividing net income or loss, less cumulative preferred stock dividends for the period whether or not earned or paid, by the weighted-average number of common shares during the period.

Diluted earnings per share of common stock is computed by dividing net income or loss attributable to common stockholders, adjusted for the effect of potentially dilutive securities, by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include convertible notes payable, outstanding convertible preferred stock and common stock options.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12 Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes. The Board issued this update as part of its Simplification Initiative to improve areas of GAAP and reduce cost and complexity while maintaining usefulness. ASU 2019-12 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The ASU has not yet been adopted; however, it is not expected to have a material impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASC Update No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable Fees and Other Costs. This guidance clarifies, for each reporting period that an entity should reevaluate whether a callable debt security with multiple call dates is required to amortize any premium to the next call date. The updated guidance is effective for annual and interim periods beginning after December 15, 2020 and should be applied on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. The Company does not expect the adoption of ASC Update No. 2020-08 to have a material impact on its financial position or results of operations.

In August 2018, the FASB issued Accounting Standards Update 2018-15 (“ASU 2018-15”), Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. ASU 2018-15 amends ASC 350 to include requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license. The effective date of ASU 2018-15 is for interim and annual reporting periods beginning after December 15, 2019. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

In August 2018, the FASB issued Accounting Standards Update No. 2018-13 (“ASU 2018-13”), Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 clarifies the fair value measurement disclosure requirements of ASC 820 by adding, eliminating, and modifying disclosures. The effective date of ASU 2018-13 is for interim and annual reporting periods beginning after December 15, 2019. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

In July 2018, the FASB issued Accounting Standards Update 2018-10 (“ASU 2018-10”), Codification Improvements to Topic 842, Leases and Accounting Standards Update 2018-11 (“ASU 2018-11”), Leases (Topic 842) Targeted Improvements. ASU 2018-10 makes narrow-scope amendments to certain aspects of the new leasing standard while ASU 2018-11 provides relief from costs of implementing certain aspects of the new leasing standard. The new guidance will also require new qualitative and quantitative disclosures. These standards append Accounting Standards Update No. 2016-02 (“ASU 2016-02”), Leases (Topic 842), which was issued in February 2016, and introduced new guidance that requires a lessee to recognize assets and liabilities for leases with lease terms of more than 12 months. Leases would be classified as finance or operating leases and both types of leases will be recognized on the balance sheet. The effective date of ASU 2016-02 is for interim and annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact that adoption will have on the consolidated balance sheets, statements of operations, and statements of cash flows and expects that the adoption of the ASU will increase assets and liabilities related to the Company’s operating leases on the consolidated balance sheets.

In July 2018, the FASB issued Accounting Standards Update No. 2018-09 (“ASU 2018-09”), Codification Improvements. This update facilitates technical corrections, clarifications and other minor improvements and should eliminate the need for periodic agenda requests for narrow and incremental items. The FASB does not expect these changes to have a significant administrative cost to most entities. Some of the amendments in this ASU do not require transition guidance and were effective upon issuance. However, many of the amendments do have transition guidance effective for the Company for annual periods beginning after December 15, 2018. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

On February 14, 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 provides guidance on adjusting the impact of “stranded tax effects” in AOCI due to the U.S. federal government enacting H.R. 1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Act”) on December 22, 2017 (see Notes 1 and 7). Prior to ASU 2018-02, the tax effect of unrealized gains and losses were valued at 34% and included in AOCI. When the Act was signed into law December 22, 2017, it required companies to re-value the tax effect of all unrealized gains and losses using the new federal statutory rate of 21% with the resulting change recorded in the current income tax provision thus creating a “stranded tax effect”. ASU 2018-02 is effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, early adoption is permitted. The standard allows companies to make a one-time reclassification from AOCI to retained earnings for the stranded tax effects previously noted and requires certain other disclosures. The adoption of ASU 2018-02 did not have a material impact on the consolidated balance sheets.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

On March 30, 2017, the FASB issued Accounting Standards Update No. 2017-08 (“ASU 2017-08”), Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The new guidance shortens the amortization period for the premium on callable debt securities to the earliest call date. The amortization period for the discount on callable debt securities is not changed by the new guidance and continues to be amortized to maturity. The new guidance more closely aligns interest income recorded on debt securities held at a premium or a discount with the economics of the underlying instrument. The guidance is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the guidance in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

On November 17, 2016, the FASB issued Accounting Standards Update No. 2016-18 (“ASU 2016-18”), Statement of Cash Flows (Topic 230): Restricted Cash. The ASU requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents. ASU 2016-18 is effective for reporting periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019 for nonpublic business entities. The amendments should be applied using a retrospective transition method to each period presented. The adoption of ASU 2016-18 did not have a significant impact on the consolidated financial statements.

On August 26, 2016, the FASB issued Accounting Standards Update No. 2016-15 (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The ASU provides accounting guidance for eight specific cash flow issues.  FASB issued the standard to clarify areas where GAAP has been either unclear or lacking in specific guidance. ASU 2016-15 is effective for reporting periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019 for nonpublic business entities.   The adoption of ASU 2016-15 did not have a material impact on the consolidated financial statements.

On June 16, 2016, the FASB issued Accounting Standards Update No. 2016-13 (“ASU 2016-13”), Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was issued to provide financial statement users with more useful information regarding the expected credit losses on financial instruments held as assets. Under current GAAP, financial statement recognition for credit losses on financial instruments was generally delayed until the loss was probable of occurring. The amendments of ASU 2016-13 eliminate this probable initial recognition threshold and instead reflect an entity’s current estimate of all expected credit losses. The amendments also broaden the information that an entity must consider in developing its expected credit loss estimates for those assets measured at amortized cost by using forecasted information instead of the current methodology, which only considered past events and current conditions.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

1.	Organization and Summary of Significant Accounting Policies (Continued)

Under ASU 2016-13, credit losses on available-for-sale debt securities will be measured in a manner similar to current GAAP, however, the amendments require that credit losses be presented as an allowance against the investment, rather than as a write-down. The amendments also allow the entity to record reversals of credit losses in current period net income, which is prohibited under current GAAP. The FASB has issued several updates on this ASU. The amendments in this update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for nonpublic business entities. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements.

On January 5, 2016, the FASB issued Accounting Standards Update No. 2016-01 (“ASU 2016-01”), Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. ASU 2016-01 is effective for annual periods beginning after December 15, 2018 and for interim periods within fiscal years beginning after December 15, 2019 for nonpublic business entities. The adoption of this update did not have a material effect on the Company’s consolidated financial statements.

2.	Related Party Transactions

In August 2013, HAHC entered into an agreement or the “Advisory Agreement”, with Inter-Atlantic Advisors III, Ltd., or “Inter-Atlantic”, under which Inter-Atlantic agrees to perform certain management services for the Company. A number of the Company directors are among the beneficial owners of Inter-Atlantic. The Advisory Agreement has an initial term of six years, to be automatically renewed from year-to-year thereafter, unless terminated by either party upon 60 days’ notice prior to the termination of the initial or any renewal term.  For its services, the Company paid Inter-Atlantic an annual fee of $300,000, as well as, an annual grant of shares of our common stock with an aggregate fair market value of $150,000 at the time of grant, plus reimbursed Inter-Atlantic’s expenses incurred in connection with the performance of its service. The Advisory Agreement terminated on June 30, 2019, and the directors of HAHC that were affiliated with Inter-Atlantic Advisors began receiving a director’s fee in the amount of $85,000 per director, per year, beginning in the third quarter of 2019.

For the year ended December 31, 2020, the Company incurred director’s fee expense of $340,000.

For the year ended December 31, 2019, the Company incurred an expense of $495,000 (of which $150,000 is represented by the issuance of 76,530 shares of common stock) for services performed under the Advisory Agreement.

HAIC and HAMGA are related parties through common ownership. HAMGA functions as the primary producer and claims administrator for HAIC and substantial transactions occur between the entities that are eliminated through the consolidation process.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments

Investment income, net of investment expenses for the years ended December 31, 2020 and 2019, consisted of the following:

	2020	2019
Bonds	$1,121,234	$916,023
Cash and cash equivalents	55,107	352,480
Gross investment income	1,176,341	1,268,503
Less-allocable expenses	(89,543)	(65,001)
Net investment income	$1,086,798	$1,203,502

For the years ended December 31, 2020 and 2019, there were $1,107,640 and $393,027, respectively, in unrealized gains on fixed-maturity securities held as available-for-sale. For the years ended December 31, 2020 and 2019, proceeds from sales of fixed-maturity securities held as available-for-sale amounted to $2,401,315 and $1,124,833, respectively. Gross realized gains and (losses) on sales of fixed-maturity securities held as available-for-sale securities amounted to $78,110 and ($77,082) for the year ended December 31, 2020, and $43,747 and ($5,784) for the year ended December 31, 2019.

For the year ended December 31, 2020, there were $83,912 of realized gains recognized and $112,847of realized losses recognized for the period. For the year ended December 31, 2019, there were $43,774 of realized gains recognized and $5,784 of realized losses recognized for the period. The intent is to hold to maturity certificates of deposit, which are carried at fair value.

The following table provides the Company’s restricted investment holdings by type of financial instruments that were used to estimate the fair value disclosures for financial instruments:

	December 31, 2020		December 31, 2019
Financial Assets:	Cost/ Amortized Cost	Fair Value / Carrying Value	Cost/ Amortized Cost	Fair Value / Carrying Value
Restricted certificates of deposit	$2,335,075	$2,335,703	$2,335,216	$2,335,703
Restricted money markets	313,817	313,817	312,568	312,568
Restricted fixed-maturity securities	1,080,415	1,098,295	1,078,576	1,078,232
	$3,729,307	$3,747,815	$3,726,360	$3,726,503

	December 31, 2020		December 31, 2019
	Range of Maturities	Interest Rates	Range of Maturities	Interest Rates
Restricted certificates of deposit	Less than 1 year	1.50% - 1.60%	Less than 1 year	-
Restricted certificates of deposit	More than 1 year	2.00% - 2.90%	More than 1 year	1.00% - 2.90%

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

The following table provides the amortized cost, market value and unrealized gains and (losses) of Company’s debt securities:

	December 31, 2020
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. treasury - held as restricted	$1,080,415	$32,203	$(14,323)	$1,098,295
Industrial and miscellaneous	29,346,268	461,535	(6,213)	29,801,590
Obligations of states and municipalities	648,971	18,561	-	667,532
U.S. government obligations	8,373,244	16,523	(64)	8,389,703
Special revenue and assessment	3,972,744	159,936	(2,333)	4,130,347
Political subdivision	2,813,207	114,736	(10)	2,927,933
Residential mortgage-backed securities	6,320,354	94,141	(8,322)	6,406,173
Commercial mortgage-backed securities	5,950,349	220,422	(824)	6,169,947
Other loan-backed and structured securities	4,097,379	40,358	(1,599)	4,136,138
Total debt securities	$62,602,931	$1,158,415	$(33,688)	$63,727,658

	December 31, 2019
		Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
U.S. treasury - held as restricted	$1,078,576	$12,379	$(12,724)	$1,078,232
Industrial and miscellaneous	25,383,102	165,534	(1,887)	25,546,749
Obligations of states and municipalities	147,560	2,771	-	150,331
U.S. government obligations	3,512,912	22,012	-	3,534,924
Special revenue and assessment	2,501,259	72,365	(2,738)	2,570,886
Political subdivision	1,414,289	30,407	(6,445)	1,438,251
Residential mortgage-backed securities	5,047,656	39,631	(19,037)	5,068,250
Commercial mortgage-backed securities	3,543,718	94,604	(3,695)	3,634,627
Other loan-backed and structured securities	2,002,731	23,217	(75)	2,025,873
Total debt securities	$44,631,804	$462,920	$(46,601)	$45,048,123

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

The amortized cost and fair value of securities at December 31, 2020 and 2019, by contractual maturity, are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	2020
Remaining Time to Maturity	Amortized Cost Basis	Fair Value
Due in one year or less	$9,595,684	$9,607,015
Due after one year through five years	23,573,871	23,928,232
Due after five years through ten years	10,921,312	11,276,072
Due after ten years	2,143,982	2,204,081
Residential mortgage-backed securities	6,320,354	6,406,173
Commercial mortgage-backed securities	5,950,349	6,169,947
Other loan-backed and structured securities	4,097,379	4,136,138
Total	$62,602,931	$63,727,658

	2019
Remaining Time to Maturity	Amortized Cost Basis	Fair Value
Due in one year or less	$8,478,284	$8,503,393
Due after one year through five years	19,594,464	19,692,298
Due after five years through ten years	4,994,531	5,112,851
Due after ten years	970,420	1,010,832
Residential mortgage-backed securities	5,047,656	5,068,250
Commercial mortgage-backed securities	3,543,718	3,634,627
Other loan-backed and structured securities	2,002,731	2,025,873
Total	$44,631,804	$45,048,123

Other-than-temporary Impairment (“OTTI”)

The Company regularly reviews its individual investment securities for OTTI.  The Company considers various factors in determining whether each individual security is other-than-temporarily impaired, including:

▪	the financial condition and near-term prospects of the issuer, including any specific events that may affect its operations or earnings;

▪	the length of time and the extent to which the market value of the security has been below its cost or amortized cost;

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

▪	general market conditions and industry or sector specific factors;

▪	nonpayment by the issuer of its contractually obligated interest and principal payments; and

▪	the Company’s intent and ability to hold the investment for a period of time sufficient to allow for the recovery of costs.

Securities with gross unrealized loss positions at December 31, 2020, and December 31, 2019, aggregated by investment category and length of time the individual securities have been in a continuous loss position, are as follows:

	Less Than Twelve Months		Twelve Months or Greater		Total
	Gross	Estimated	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
As of December 31, 2020	Loss	Value	Loss	Value	Loss	Value
U.S. treasury - held as restricted	$-	$-	$(14,323)	$673,458	$(14,323)	$673,458
Industrial and miscellaneous	(6,213)	809,599	-	-	(6,213)	809,599
U.S. government obligations	(64)	975,955			(64)	975,955
Special revenue and assessment	(2,333)	837,315	-	-	(2,333)	837,315
Political subdivision	-	-	(10)	18,526	(10)	18,526
Residential mortgage-backed securities	(6,113)	1,031,074	(2,210)	350,978	(8,323)	1,382,052
Commercial mortgage-backed securities	(666)	892,322	(157)	97,265	(823)	989,587
Other loan-backed and structured securities	(1,599)	1,568,061	-	-	(1,599)	1,568,061
Total securities	$(16,988)	$6,114,326	$(16,700)	$1,140,227	$(33,688)	$7,254,553

	Less Than Twelve Months		Twelve Months or Greater		Total
	Gross	Estimated	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
As of December 31, 2019	Loss	Value	Loss	Value	Loss	Value
U.S. treasury - held as restricted	$(580)	$156,929	$(12,143)	$516,529	$(12,724)	$673,458
Industrial and miscellaneous	(1,887)	597,816	-	-	(1,887)	597,816
Special revenue and assessment	(2,655)	382,286	(83)	64,522	(2,738)	446,807
Political subdivision	(4,812)	487,124	(1,633)	28,962	(6,445)	516,086
Residential mortgage-backed securities	(19,024)	2,846,815	(14)	56,756	(19,037)	2,903,571
Commercial mortgage-backed securities	(3,211)	1,214,104	(485)	101,510	(3,695)	1,315,614
Other loan-backed and structured securities	-	-	(75)	138,348	(75)	138,348
Total securities	$(32,168)	$5,685,073	$(14,433)	$906,626	$(46,601)	$6,591,699

At December 31, 2020, there were 36 securities in an unrealized loss position. Of these securities, 8 securities had been in an unrealized loss position for 12 months or greater.

At December 31, 2019, there were 59 securities in an unrealized loss position. Of these securities, 6 securities had been in an unrealized loss position for 12 months or greater.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

3.	Investments (Continued)

The Company believes there were no fundamental issues such as credit losses or other factors with respect to any of its available-for-sale securities.  The unrealized losses on investments in fixed-maturity securities were caused primarily by interest rate changes.  It is expected that the securities would not be settled at a price less than par value of the investments.  Because the declines in fair value are attributable to changes in interest rates or market conditions and not credit quality, and because the Company has the ability and intent to hold its available-for-sale investments until a market price recovery or maturity, the Company does not consider any of its investments to be other-than-temporarily impaired at December 31, 2020 and 2019.

4.	Fair Value of Financial Instruments

The Company’s financial assets carried at fair value have been classified, for disclosure purposes, based on the hierarchy established within FASB ASC Topic 820-10 – Fair Value Measurement. When market prices are not available, fair value is generally estimated utilizing valuation techniques that vary by asset class and incorporate available trade, bid and other market information, when available. The acceptable valuation techniques include (a) market approach, which uses prices or relevant information derived from market transactions for identical or comparable assets or liabilities, (b) the income approach, which converts future amounts such as cash flows or earnings to a single present value amount based on current market expectations about those future amounts, and (c) the cost approach, which is based on the amount that currently would be required to replace the service capacity of an asset. In certain circumstances, these valuation techniques may involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk premium inherent in a particular methodology, model or input used.

The fair value hierarchy is used to prioritize valuation inputs into three levels:

Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities. These inputs are considered to be the most reliable evidence of fair value.

Level 2 - quoted prices for similar assets in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the investment. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 - termed unobservable inputs which are utilized in situations where there is little or no market activity for the asset or liability at the measurement date. The approach typically involves a significant subjective management judgment toward the pricing of the security.

The Company’s short-term investments are comprised of certificates of deposit held at financial institutions which are measured at fair value on a recurring basis. A portion of the Company’s cash and cash equivalents include money market mutual fund accounts held at financial institutions which are measured at fair value on a recurring basis. Fixed-maturity securities held as available-for-sale are carried at fair value in the consolidated financial statements.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

4.	Fair Value of Financial Instruments (Continued)

The following tables provide information as of December 31, 2020 and 2019, about the Company’s financial assets measured at fair value on a recurring basis:

	Fair Value Hierarchy
As of December 31, 2020	Level 1	Level 2	Level 3	Total
Money market mutual funds	$13,124,626	$-	$-	$13,124,626
Restricted money market mutual funds	313,817	-	-	313,817
Debt securities:
US Treasury - held as restricted	1,098,295	-	-	1,098,295
Industrial and miscellaneous	-	29,801,590	-	29,801,590
Obligations of states and municipalities	-	667,532	-	667,532
U.S. government obligations	8,389,703	-	-	8,389,703
Special revenue and assessment	-	4,130,347	-	4,130,347
Political subdivisions	-	2,927,933	-	2,927,933
Residential mortgage-backed securities	-	6,406,173	-	6,406,173
Commercial mortgage-backed securities	-	6,169,947	-	6,169,947
Other loan-backed and structured securities	-	4,136,138	-	4,136,138
Total	$22,926,441	$54,239,660	$-	$77,166,101

	Fair Value Hierarchy
As of December 31, 2019	Level 1	Level 2	Level 3	Total
Money market mutual funds	$12,873,368	$-	$-	$12,873,368
Restricted money market mutual funds	312,568	-	-	312,568
Debt securities:
US Treasury - held as restricted	1,078,232	-	-	1,078,232
Industrial and miscellaneous	-	25,546,749	-	25,546,749
Obligations of states and municipalities	-	150,331	-	150,331
U.S. government obligations	3,534,924	-	-	3,534,924
Special revenue and assessment	-	2,570,886	-	2,570,886
Political subdivisions	-	1,438,251	-	1,438,251
Residential mortgage-backed securities	-	5,068,250	-	5,068,250
Commercial mortgage-backed securities	-	3,634,627	-	3,634,627
Other loan-backed and structured securities	-	2,025,873	-	2,025,873
Total	$17,799,092	$40,434,967	$-	$58,234,059

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

4.	Fair Value of Financial Instruments (Continued)

The following methods and assumptions were used to estimate the fair value disclosures for financial instruments:

Money market mutual funds are valued at the closing price reported by the fund sponsor from an actively traded exchange. As the funds are generally maintained at a net asset value which does not fluctuate, cost approximates fair value. These are included as a Level 1 measurement in the table above. The fair values for available-for-sale fixed-maturity securities are based upon prices provided by an independent pricing service. The Company has reviewed these prices for reasonableness and has not adjusted any prices received from the independent provider. Level 2 securities represent assets whose fair value is determined using observable market information such as previous day trade prices, quotes from less active markets or quoted prices of securities with similar characteristics. There were no transfers between Level 1 and Level 2 during the year ended December 31, 2020 or 2019.

5.	Unpaid Losses and Loss Adjustment Expenses

Losses and loss adjustment expenses (LAE), less related reinsurance and deductibles, are charged to operations as incurred. Unpaid losses and LAE are based on claims adjusters’ estimates of the cost of settlement plus an estimate for IBNR losses based upon historical experience, industry loss experience, and management’s estimates. Loss reserves reflect Company management’s best estimate of the total cost of (i) claims that have been incurred but not yet paid, and (ii) claims that have been incurred, but not yet reported (IBNR). Loss reserves that are established by Company management are not an exact calculation of the liability, but rather loss reserves represent management’s best estimate for the Company’s liability based on the application of actuarial techniques and other projection methodology, taking into consideration other facts and circumstances known as of the balance sheet date. The process of setting reserves is complex and necessarily imprecise. The impact of both internal and external variables on ultimate loss and LAE costs is difficult to estimate. To arrive at its best estimate for losses, the Company uses damage estimating software developed and owned by acknowledged industry leader, Insurance Service Office. Reserve factors for IBNR are reviewed monthly by a Company employee who is an ACAS (Associate Casualty Actuarial Society) and MAAA (Member of American Academy of Actuaries). In addition, the appointed independent actuary, a Fellow in the Casualty Actuarial Society, attests to the adequacy of our unpaid claim reserve, including IBNR, at calendar year end. The Company had no significant changes in reserving assumptions or methodologies.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.            Unpaid Losses and Loss Adjustment Expenses (Continued)

Losses and Loss Adjustment Expenses

The following table provides the reconciliation of the beginning and ending reserve balances for losses and LAE, gross of reinsurance for December 31, 2020 and 2019:

	2020	2019
Reserve for losses and LAE, beginning of year	$27,166,371	$20,959,361
Reinsurance recoverables on losses and LAE	(24,768,466)	(18,323,866)
Reserve for losses and LAE, net of reinsurance recoverables at beginning of year	2,397,905	2,635,495

Add provision for claims and LAE occurring in:
Current year	12,663,981	9,666,454
Prior years	(100,026)	(922,365)

Net incurred losses and LAE during the current year	12,563,955	8,744,089

Deduct payments for claims and LAE occurring in:
Current year	9,750,380	7,407,754
Prior years	1,860,265	1,573,925

Net claim and LAE payments during the current year	11,610,645	8,981,679

Reserve for losses and LAE, net of reinsurance recoverables, at end of year	3,351,215	2,397,905

Reinsurance recoverables on losses and LAE	30,763,131	24,768,466

Losses and loss adjustment expenses at December 31	$34,114,346	$27,166,371

As a result of additional information on claims occurring in prior years becoming available to management, changes in estimates of provisions of claims and claim adjustment expenses were made resulting in a decrease of $100,026 for the year ended December 31, 2020, and a decrease of $922,365 for the year ended December 31, 2019.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.	Unpaid Losses and Loss Adjustment Expenses (Continued)

The Company adopted the provisions of ASU 2015-09 Disclosures about Short-Duration Contracts effective December 31, 2017. The liability for unpaid losses and loss adjustment expenses has been disaggregated along the Homeowner and tenant condo and Dwelling fire and all other lines. The incurred and paid losses by accident year information presented below for calendar years prior to 2017 for both homeowner and tenant condominium lines and dwelling fire and all other lines is required supplementary information and is unaudited.

The following unaudited supplementary information about incurred and paid losses by accident year tables are for homeowner and tenant condominium lines:

Homeowners and tenant condo insurance

($ in thousands)

	Incurred losses and allocated loss adjustment expenses,
	net of reinsurance, for the years ended December 31,								IBNR	Cumulative
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020	reserves carried	number of reported claims
2013	2,068	2,099	2,157	2,102	2,084	2,083	2,081	2,081	-	3,388
2014		2,588	2,800	2,775	2,763	2,743	2,735	2,736	-	3,684
2015			4,369	3,742	3,724	3,710	3,708	3,709	-	6,021
2016				7,093	6,665	6,662	7,117	7,145	-	10,536
2017					7,289	6,298	5,876	5,739	4	13,053
2018						6,205	5,841	5,872	27	6,754
2019							8,484	8,418	96	9,032
2020								11,432	1,310	10,035
						Total		$47,132	$1,437

	Cumulative paid losses and allocated adjustment expenses, net of reinsurance, for the years ended December 31,
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020
2013	1,633	1,965	2,060	2,081	2,079	2,080	2,081	2,081
2014		1,979	2,480	2,685	2,703	2,729	2,734	2,735
2015			2,976	3,543	3,637	3,649	3,708	3,709
2016				5,745	6,260	6,425	7,076	7,079
2017					5,478	6,218	6,185	5,958
2018						4,368	5,555	5,688
2019							6,470	8,112
2020								8,762
						Total		$44,124
All outstanding losses liabilities before 2013, net of reinsurance								-
Liability for losses and loss adjustment expenses, net of reinsurance								$3,008

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.	Unpaid Losses and Loss Adjustment Expenses (Continued)

The following unaudited supplementary information about incurred and paid losses by accident year tables are for dwelling fire and all other lines:

Dwelling fire and all other

($ in thousands)

	Incurred losses and allocated loss adjustment expenses,
	net of reinsurance, for the years ended December 31,								IBNR	Cumulative
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020	reserves carried	number of reported claims
2013	458	508	494	485	483	483	483	483	-	553
2014		289	277	258	251	247	247	247	-	678
2015			611	525	510	508	505	505	-	1,197
2016				662	740	665	140	129	-	2,471
2017					1,233	1,046	1,099	1,098	-	2,479
2018						1,307	1,200	1,174	4	1,571
2019							1,182	1,260	16	1,580
2020								1,232	98	1,344
						Total		$6,128	$118

	Cumulative paid losses and allocated adjustment expenses, net of reinsurance, for the years ended December 31,
Accident Year	2013	2014	2015	2016	2017	2018	2019	2020
2013	343	443	478	482	483	483	483	483
2014		130	221	242	247	247	247	247
2015			329	497	503	505	505	505
2016				399	528	656	129	129
2017					948	1,035	1,057	1,071
2018						927	1,135	1,150
2019							935	1,212
2020								988
						Total		$5,785
All outstanding losses liabilities before 2013, net of reinsurance								-
Liability for losses and loss adjustment expenses, net of reinsurance								$343

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

5.	Unpaid Losses and Loss Adjustment Expenses (Continued)

The following table sets forth a reconciliation of the incurred and paid claims development tables to the liability for losses and loss adjustment expenses:

($ in thousands)

2020
Net outstanding liabilities
Homeowners and tenant condominium insurance	$3,008
Dwelling fire and other	343
Total net liability for unpaid losses and loss adjustment expenses	$3,351

The following is unaudited supplementary information about average historical claims duration as of December 31, 2020:

	Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance
Years	1	2	3	4	5	6	7	8
Homeowners and tenant condo insurance	79.3%	15.6%	3.1%	1.4%	0.6%	0.1%	0.0%	0.0%
Dwelling fire and all other	102.2%	34.1%	19.9%	-80.8%	0.1%	0.0%	0.0%	0.0%

The classification, dwelling fire and all other, includes active smaller lines of business written by the Company, as well as run off lines of business previously written by the Company. Certain reclassifications of prior year amounts have been made between homeowners, tenant condo, and dwelling fire.

6.	Stockholders’ Equity

Preferred Stock

As of December 31, 2020 and 2019, the Company has authorized 20,500,000 shares of preferred stock, convertible, 12.50 % cumulative, $0.0001 par value per share, none have been issued and none are outstanding.

Common Stock

As of December 31, 2020, the Company had 40,000,000 shares authorized and 18,483,684 shares issued and 10,717,518 shares outstanding of $0.0001 par value common stock. Holders of common stock are entitled to one (1) vote for each share of common stock held at all meetings of stockholders. However, for shareholders owning or controlling more than 9.9% of the total combined voting power of the Company’s common stock entitled to vote, the voting rights attached to such stock, will be reduced so that such person may not exercise and is not attributed more than 9.9% of the total combined voting power.

As of December 31, 2019, the Company had 40,000,000 shares authorized and 18,483,684 shares issued and 10,702,518 shares outstanding of $0.0001 par value common stock. Holders of common stock are entitled to one (1) vote for each share of common stock held at all meetings of stockholders.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

6.	Stockholders’ Equity (Continued)

However, for shareholders owning or controlling more than 9.9% of the total combined voting power of the Company’s common stock entitled to vote, the voting rights attached to such stock, will be reduced so that such person may not exercise and is not attributed more than 9.9% of the total combined voting power.

There were no common stock warrants issued or outstanding during the years ended December 31, 2020 and 2019.

Buyback of Shares

The following table summarizes the Company’s stock repurchase activity in fiscal 2020 and 2019:

Fiscal Year	Shares repurchased	Average repurchase price	Repurchase amount
2020	1,000	$2.87	$2,870
2019	2,000	$2.13	$4,260

7.	Income Taxes

The Company files a consolidated federal income tax return. Allocation of tax expense or refunds among the consolidated group is based on separate return calculations.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2020	2019
Gross Deferred Tax Assets:
Loss reserve discount	$33,544	$23,900
Unearned premium reserve discount	782,006	567,644
Organization costs (net of amortization)	18,243	21,831
Unearned ceding commissions	6,884,208	5,540,690
Stock-based compensation	7,284	6,861
Capital loss carryover	-	-
Total deferred tax assets	7,725,285	6,160,926
Valuation allowance	-	-
Total adjusted deferred tax assets	$7,725,285	$6,160,926

Deferred Tax Liabilities:
Deferred policy acquisition costs	$5,235,386	$4,136,494
Property, equipment and software	504,197	521,787
Other	244,153	9,552
Total deferred tax liabilities	5,983,736	4,667,833
Net deferred tax assets	$1,741,549	$1,493,093

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

7.	Income Taxes (Continued)

As of December 31, 2020 and 2019, it was determined that no valuation allowance against deferred tax assets was considered necessary.

In assessing the realizability of deferred tax assets, management utilizes the criteria established under Accounting Standards Codification (ASC) 740 to annually evaluate the need for a deferred tax valuation allowance in order to determine whether it is more likely than not that some or all of the deferred tax assets will not be realized. Management considers the reversal of deferred tax liabilities and projected future taxable income in making this assessment. The results of operations during the years ended December 31, 2020, and 2019, continued growth in the Company’s insurance policy and premium base with a wider demographic and geographic spread, as well as changes in the Company’s reinsurance and catastrophe coverage were also considered important factors in assessing the realizability of deferred tax assets.

The total income tax provision incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference for 2020 and 2019 are as follows:

		Effective
2020	Tax Effect	Tax Rate
Income before taxes at statutory rate	$1,406,241	21.0%
Tax exempt interest	(8,463)	-0.13%
Meals and entertainment	5,497	0.08%
Other	62,967	0.94%
Total federal tax	$1,466,242	21.90%
Total state income tax	90,774
Total income tax	$1,557,016

		Effective
2019	Tax Effect	Tax Rate
Income before taxes at statutory rate	$2,141,603	21.0%
Tax exempt interest	(9,944)	-0.10%
Meals and entertainment	11,304	0.11%
Other	64,107	0.63%
Total federal tax	$2,207,070	21.64%
Total state income tax	66,265
Total income tax	$2,273,335

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

8.	Reinsurance

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The reinsurance agreements provide HAIC with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. Ceded reinsurance contracts do not relieve HAIC from its obligations to policyholders. HAIC remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

To minimize its exposure to significant losses from reinsurer insolvencies, HAIC evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers.

2020 Program:

The Company’s third-party quota share reinsurance program is split into two separate placements to maximize coverage and cost efficiency.  The 2020 Coastal program, which covers the Company’s business in certain Texas coastal regions and the Houston metropolitan area as well as all business in South Carolina, is placed at 86.25% of subject property and casualty losses.  The 2020 Core program covers the remainder of the Company’s business and is placed at 90% of subject property losses and 65% of subject casualty losses.  Both programs are effective for the period January 1, 2020 through December 31, 2020, and are subject to certain limits, which vary by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2020, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2020, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $155 million, in excess of a maximum retained loss of $1.5 million per occurrence.  Effective from July 1, 2020 through December 31, 2020, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $185 million.

The Company purchases property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event.  The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage for the Company’s Core program in excess of $35,000 per subject event, and for the Coastal program in excess of $13,750 per subject event.  These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

8.	Reinsurance (Continued)

2019 Program:

The Company’s third-party quota share reinsurance program was split into two separate placements to maximize coverage and cost efficiency.  The 2019 Coastal program, which covered the Company’s business in certain Texas coastal regions and the Houston metropolitan area, was placed at 90% of subject property and casualty losses.  The 2019 Core program covered the remainder of the Company’s business and was placed at 90% of property losses and 73.5% of casualty losses.  Both programs were effective for the period January 1, 2019 through December 31, 2019, and were subject to certain limits, which varied by participating reinsurer, for single loss occurrences and/or aggregate losses.

Property catastrophe excess of loss treaties which were in effect through March 31, 2019, developed over three layers and limited the Company’s net retention to $1.0 million per loss occurrence. Effective April 1, 2019, the Company purchased property catastrophe excess of loss reinsurance from third party reinsurers which develops over 3 layers to provide coverage up to a net loss of $125 million, in excess of a maximum retained loss of $1.0 million per occurrence.  Effective from July 1, 2019, through December 31, 2019, the Company purchased additional property catastrophe reinsurance, extending the limit of coverage to $155 million.

The Company purchased property per risk reinsurance covering non-weather losses in excess of $500,000 per occurrence for all property coverage lines, to limit the Company’s net retained loss to $50,000 per covered event.  The Company also entered into a per risk casualty excess of loss reinsurance program providing coverage up to $400,000, in excess of $100,000 per event.  These contracts are subject to certain limits for single loss occurrences and/or aggregate losses and provide a certain number of free reinstatements during the treaty period, all of which varies by contract.

The effects of reinsurance on premiums written and earned were as follows, for the years ended December 31:

	2020		2019
	Written	Earned	Written	Earned
Direct premiums	$239,552,848	$212,557,602	$190,975,038	$172,732,104
Ceded premiums	(223,296,321)	(200,794,930)	(179,424,547)	(162,706,299)

Net Premiums	$16,256,527	$11,762,672	$11,550,491	$10,025,805

Included in direct written and earned premiums is Texas Fair Plan assessment recoupment in the amount of $397,692 and $327,559 for the years ended December 31, 2020 and 2019, respectively.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

8.	Reinsurance (Continued)

Following is a summary of the Company’s reinsurance balances under the above described reinsurance treaties as of December 31, 2020 and 2019:

	2020	2019
Ceded premiums payable	$13,924,990	$10,925,495
Ceded loss adjustment expenses	11,896,918	10,228,883
Ceded loss and loss adjustment expense reserve	30,763,131	24,768,466
Ceded unearned premium reserve	114,377,052	91,875,661
Ceded earned premiums	200,794,930	162,706,299

The following is a summary of the names of each of the Company’s significant reinsurers and the amount due from each for paid losses, LAE and unearned premium.

	2020			2019
	Paid Losses & LAE	Unearned Premium	Total Receivable	Paid Losses & LAE	Unearned Premium	Total Receivable
Munich Re	$1,456,478	$23,495,832	$24,952,311	$998,107	$19,096,470	$20,094,577
R+V Versicherung AG	1,684,844	23,002,136	24,686,980	869,828	13,211,122	14,080,950
Everest Reinsurance	1,204,317	14,645,332	15,849,649	971,763	12,694,191	13,665,954
Catlin Reinsurance	1,025,278	14,645,332	15,670,610	772,431	12,694,191	13,466,622
Qatar Reinsuance	742,970	10,251,732	10,994,702	812,897	13,608,802	14,421,699
Arch Reinsurance Co	419,787	8,060,098	8,479,885	128,744	3,658,445	3,787,189
Verto	447,341	6,581,256	7,028,597	391,721	6,838,567	7,230,288
China Re	203,743	3,398,957	3,602,700	100,845	2,218,196	2,319,041
Taiping	206,393	2,929,066	3,135,459	156,177	2,538,838	2,695,015
Pioneer Re	122,695	1,708,622	1,831,317	128,054	2,115,698	2,243,752
Korean Re	86,152	1,612,020	1,698,171	45,061	1,280,456	1,325,517
Third Point	83,398	1,612,020	1,695,417	31,909	914,611	946,520
Navigators	42,344	806,010	848,354	16,093	457,306	473,399
Waypoint	29,695	564,207	593,902	12,847	365,845	378,692
DEVK	24,783	483,606	508,389	6,382	182,922	189,304
Berkley Re	24,309	483,606	507,915	-	-	-
Lloyds Syndicates	127,833	-	127,833	273,815	-	273,815
Other non listed	18,969	94,697	113,666	8,530	-	8,530
New India	67,086	-	67,086	29,154	-	29,154
Aspen Insurance	33,080	2,523	35,603	30,990	-	30,990
Poseidon Re	4,394	-	4,394	1,731	-	1,731
American Standard Insurance Co	3,678	-	3,678	3,913	-	3,913
Allied World Assurance Co	3,584	-	3,584	4,892	-	4,892
XL Re Limited	3,543	-	3,543	3,913	-	3,913
National Union Fire	2,724	-	2,724	2,064	-	2,064
MS Amlin	2,156	-	2,156	2,935	-	2,935
Endurance Specialty	2,142	-	2,142	2,302	-	2,302
Hannover Re Ltd	2,110	-	2,110	1,957	-	1,957
Mapfre Reinsurance	1,793	-	1,793	2,446	-	2,446
Shelter Mutual Insurance Co	1,075	-	$1,075	1,467	-	1,467
Validus	670	-	670	1,810	-	1,810
Total	$8,079,362	$114,377,052	$122,456,414	$5,814,778	$91,875,660	$97,690,438

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

9.	Commitments and Contingencies

Operating Leases

The Company leases its corporate office space and certain office equipment under non-cancelable operating leases which expire at various dates through 2024.

On June 1, 2017, the Company entered into an office lease agreement with a term of 87 months. The lease agreement provides a renewal option, which may be exercised by the Company before the expiration date of the current lease term. The agreement also has an expansion option, which provides the Company with a one-time right of first refusal to lease any adjacent contiguous space. The lease costs are allocated in accordance with the Cost Sharing Agreement between HAIC, HAMGA, and HAHC.

Future minimum lease payments required under the non-cancelable operating leases for corporate office space are as follows for the years ending December 31:

2021	$373,463
2022	384,163
2023	394,863
2024	268,613
$1,421,102

Future minimum lease payments required under the non-cancelable operating leases for certain office equipment are as follows for the years ending December 31:

2021	$80,762
2022	80,762
2023	72,326
2024	27,427
$261,277

Rent expense under such leases in the year ended December 31, 2020, and December 31, 2019, was $356,438 and $278,006, respectively.

Litigation

The Company is the defendant in routine litigation involving matters that are incidental to the claims function of the Company’s insurance business for which estimated losses are included in unpaid loss and loss adjustment expense reserves in the Company’s consolidated financial statements. It is management’s opinion that these lawsuits are not material individually or in the aggregate to the Company’s financial position, results of operations, or cash flow.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

9.	Commitments and Contingencies (Continued)

Assessments

Periodically, assessments are levied on Texas domiciled insurance companies by the Guaranty Association of the State of Texas. Such assessments are made to cover the policyholder claims of insolvent insurers. HAIC, the Company’s subsidiary, is subject to such assessments.

Covid-19

The COVID-19 pandemic remains a rapidly evolving situation. The extent of the impact of COVID-19 on our business and financial results will depend on future developments, including the duration and spread of the outbreak within the markets in which we operate and the related impact on consumer confidence and spending, all of which are highly uncertain.

10.	Property, Equipment, and Software

Property, equipment, and software net of accumulated depreciation and amortization consist of the following as of December 31, 2020 and 2019, respectively:

	2020	2019	Useful Life
Computer equipment	$656,668	$556,584	3 years
Office equipment	113,951	20,541	5 years
Furniture and fixtures	476,423	341,587	5 years
Leasehold improvements	309,994	87,787	7 years
Software installation and development	3,397,187	3,389,003	3-5 years
Total, at cost	4,954,223	4,395,502
Less accumulated depreciation and amortization	(2,553,286)	(1,910,590)
Property and equipment, net	$2,400,937	$2,484,912

Depreciation and amortization expense for property, equipment and software totaled $642,696 and $244,825 for the years ended December 31, 2020 and 2019, respectively.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

11.	Concentration of Credit Risk

The Company has exposure and remains liable in the event of an insolvency of one of its primary reinsurers. Management and its reinsurance intermediary regularly assess the credit quality and ratings of its reinsurer base companies.

Financial instruments which potentially subject the Company to credit risk consist principally of cash, money market accounts on deposit with financial institutions, money market funds, certificates of deposit and fixed-maturity securities, as well as premium balance in the course of collection. At December 31, 2020, bank balances in excess of United States Federal Deposit Insurance Corporation insured limits were $18,703,158.

The concentration of credit risk with respect to premium balances in the course of collection is limited, due to the large number of insureds comprising the Company’s customer base. However, substantially all of the Company’s revenues are derived from customers in Texas, which could be adversely affected by economic conditions, an increase in competition, or other environmental changes.

12.	Deferred Policy Acquisition Costs

Total capitalized deferred policy acquisition costs as of December 31, 2020 and 2019, comprised of commissions, premium taxes and costs associated with underwriting and issuing policies were $2,991,959 and $2,126,293, respectively.

Changes in deferred policy acquisition costs for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred policy acquisition charges, beginning of the period	$2,126,293	$1,844,259
Capitalized costs	5,761,094	3,935,746
Amortized costs	(4,895,428)	(3,653,712)
Deferred policy acquisition charges, end of the period	$2,991,959	$2,126,293

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

13.	Earnings Per Share

The following table represents the reconciliation of the Company’s basic earnings per common share and diluted earnings per common share computations reported on the consolidated statements of income for the year ended December 31, 2020 and 2019:

	Year Ended
	December 31,
	2020	2019
Basic earnings per common share
Net income	$5,230,144	$7,991,045

Weighted average common shares outstanding	10,709,540	10,666,435

Basic earnings per common share	$0.49	$0.75

	Year Ended
	December 31,
	2020	2019
Diluted earnings per common share
Net income	$5,230,144	$7,991,045

Weighted average common shares outstanding	10,709,540	10,666,435
Effect of diluted securities:
Stock options	1,842,809	1,722,437
Diluted common shares outstanding	12,552,349	12,388,872

Diluted earnings per common share	$0.42	$0.65

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

14.	Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provision of FASB ASC Topic 718 – Compensation – Stock Compensation.

Incentive Plans

The Company’s 2005 Management Incentive Plan (the “2005 Plan”) provides for granting of stock options to enable the Company to obtain and retain the services of selected persons, both employees and directors, considered to be essential to the long-range success of the Company. Under the 2005 Plan, options may be granted to purchase a total not to exceed 789,475 shares in the aggregate, made up of original issue shares, treasury share or a combination of the two. At December 31, 2020 and 2019, options to purchase 783,750 shares have been granted under the 2005 Plan.

The Company’s 2013 Equity Compensation Plan (the “2013 Plan”) provides for granting of stock options, incentive stock options, stock awards, and restricted stock units to enable the Company to obtain and retain the services of selected persons, both employees and directors, considered to be essential to the long-range success of the Company. Under the 2013 Plan, options may be granted to purchase a total not to exceed 2,925,000 shares of common stock, made up of original issue shares, treasury shares or a combination of the two. At December 31, 2020, options to purchase 2,225,000 shares of common stock and 84,000 shares of common stock in the form of a stock award had been granted under the 2013 Plan. At December 31, 2019, options to purchase 2,150,000 shares of common stock and 86,000 shares of common stock in the form of a stock award had been granted under the 2013 Plan.

A summary of the activity of the Company’s stock option plan for the years ended December 31, 2020 and 2019 is as follows:

	Number of Options	Weighted Avg. Exercise Price	Weighted Avg. Remaining Cont. Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2018	2,230,000	$0.56	4.35	$3,798
Granted	185,000	1.75
Exercised	(90,000)	0.61
Expired	(75,000)	0.83
Outstanding at December 31, 2019	2,250,000	0.63	4.02	$5,671
Granted	75,000	2.00
Exercised	-	-
Expired	(75,000)	1.00
Outstanding at December 31, 2020	2,250,000	0.67	3.35	$13,933

Exercisable at December 31, 2020	2,027,000	$0.54	2.79	$12,813

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

14.	Stock-Based Compensation (Continued)

There were 75,000 and 185,000 stock options granted in 2020 and 2019, respectively.

The Company records stock-based compensation expense related to granting stock options in general and administrative expenses. The Company recognized compensation expense as follows for the year ended December 31, 2020 and 2019:

	2020	2019
Total gross compensation expense	$28,831	$29,052
Total tax benefit associated with compensation expense	-	-
Total net compensation expense	$28,831	$29,052

As of December 31, 2020, the Company expects to record compensation expense in the future as follows:

	2021	2022	2023
Total gross unrecognized compensation expense	$28,963	$28,963	$28,963
Tax benefit associated with unrecognized compensation expense	-	-	-
Total net unrecognized compensation expense	$28,963	$28,963	$28,963

15.	Debt

Line of Credit

The Company entered into a three-year, $5.0 million revolving line of credit (“RLOC”) with Prosperity Bank (formerly Legacy Texas Bank) on November 16, 2017, in order to provide funding for capital stock reacquisitions and/or to fund changes in its reinsurance structure. Outstanding balances under the RLOC bear interest at the Wall Street Journal Prime + 0%. In addition, the Company pays 0.25% per annum of the daily-unused portion of the RLOC. The Company is not required to maintain a restricted cash collateral account at Prosperity Bank for the RLOC.

Collateral for the RLOC includes all assets of HAHC and its subsidiaries as well as the stock from HAIC. The credit agreement is subject to standard financial covenants and reporting requirements. At December 31, 2020 and 2019, the Company was in compliance with all required covenants.

Outstanding borrowings on the RLOC at December 31, 2020 and 2019, were $4.0 million and $2.75 million, respectively. These borrowings were utilized primarily to increase HAIC’s capital surplus. For the years ended December 31, 2020 and 2019, interest expense totaled $69,485 and $14,030, respectively.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

15.	Debt (Continued)

Term Loan Facility

On December 17, 2020, the Holding Company established a nine-year, $10 million term loan facility with Prosperity Bank and extended the maturity of the existing RLOC to November 16, 2022. The Holding Company is the guarantor of the debt, and the stock of HAIC is pledged by the Holding Company as collateral. As of December 31, 2020 the Company has made no borrowings on the term loan facility.

16.	Regulatory Requirements and Restrictions

HAIC is subject to the laws and regulations of the State of Texas and the regulations of any other states in which HAIC conducts business. State regulations cover all aspects of HAIC’s business and are generally designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. The Texas Insurance Code requires all property and casualty insurers to have a minimum of $2.5 million in capital stock and $2.5 million in surplus. HAIC has capital and surplus in excess of this requirement.

As of December 31, 2020, HAIC’s total statutory surplus was $42,431,984 (capital stock of $3,000,000 and surplus of $39,431,984).

As of December 31, 2019, HAIC’s total statutory surplus was $33,586,416 (capital stock of $3,000,000 and surplus of $30,586,416).

As of December 31, 2020 and 2019, HAIC had restricted cash and investments totaling $3.7 million and $3.7 million, respectively, pledged to the Department of Insurance in certain states as a condition of its Certificate of Authority for the purpose of meeting obligations to policyholders and creditors. See Note 1 Organization and Summary of Significant Accounting Policies, Investments for additional disclosure.

The Texas Insurance Code limits dividends from insurance companies to their stockholders to net income accumulated in the Company’s surplus account, or “earned surplus”. The maximum dividend that may be paid without approval of the Insurance Commissioner is limited to the greater of 10% of the statutory surplus at the end of the preceding calendar year or the statutory net income of the preceding calendar year. No dividends were paid by HAIC in 2020 or 2019.

HAIC prepares its statutory-based financial statements in conformity with accounting practices prescribed or permitted by the Texas Department of Insurance. Prescribed statutory accounting practices primarily include those published as statements of SAP by the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practice not so prescribed. As of December 31, 2020 and 2019, there were no material permitted statutory accounting practice utilized by HAIC.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Notes to Consolidated Financial Statements (Continued)

December 31, 2020 and 2019

17.	Retirement Plan

The Company sponsors a defined contribution savings plan covering substantially all employees of the Company. The Company will match employee deferrals up to 3% of salary. Employer contributions to the plan were $197,782 and $165,947 for the years ended December 31, 2020 and 2019, respectively.

18.	Subsequent Events

The Company performed an evaluation of subsequent events through June 11, 2021, the date the consolidated financial statements were available to be issued and determined there were no recognized or unrecognized events that would require an adjustment or additional disclosure in the consolidated financial statements as of December 31, 2020.

Merger

On January 13, 2021 the Company entered into an Agreement and Plan of Merger with Porch Group, Inc., a publicly traded company listed on the NASDAQ.  The transaction was approved by the Texas Department of Insurance on March 31, 2021 and was closed on April 5, 2021.  As a result of this transaction the Company became a wholly-owned subsidiary of Porch Group, Inc.

Reinsurance Changes

On March 31, 2021, the Company completed the placement of its catastrophe excess of loss coverage for the treaty year April 1, 2021 – March 31, 2022.  The program provides coverage up to $270.0 million of net losses, after quota share reinsurance recoveries and a company retention of $2.0 million per event.  The upper limit represents coverage for a return period of approximately 115 years.